Exhibit 99.1

FIRSTGOLD CORP. APPOINTS BOB HEIMLER TO ITS BOARD OF DIRECTORS

SACRAMENTO, CA - January 10, 2007 - Firstgold Corp, (FGOC: OTCBB) announced today that it has appointed Donald (Bob) Heimler to Firstgold Corp.’s Board of Directors. The appointment is effective as of January 9, 2007.

Mr. Heimler’s career spanned 29 years with Scotia Capital Inc. (Scotia McLeod, McLeod Young Weir), as Director, Institutional Equities where he successfully managed several of the firm’s largest clients by the time he retired in October 2006. Previous to that he was the Chief Accountant of a chain of optical stores under the corporate umbrella of Imperial Optical. He attended the University of Western Ontario, enrolled in the Certified General Accounting program and has successfully completed many investment industry accredited courses.

“With our pending application to the Toronto Stock Exchange it is critical for us to reach out to the Canadian financial community and communicate the Firstgold Corp. story. We feel very fortunate that someone with Bob Heimler’s extensive background would join us at this critical stage in our company history” said Firstgold Corp. CEO Scott Dockter. “We look forward to working with Bob and the rest of the Firstgold Corp. team in what we anticipate will be an exciting 2007.”

Firstgold Corp. expects to move towards its production phase in early 2007, subject to regulatory approval that is also anticipated in early 2007. In addition to Relief Canyon, Firstgold Corp. has announced its intention to conduct 40,000 feet of drilling at the Red Caps property nearby Barrick Gold's Pipeline project (Cortez-JV) in the highly mineralized Eureka-Cortez-Battle Mountain trend. Additional information about Firstgold Corp. can be found by visiting its web site at www.firstgoldcorp.com.

Safe Harbor Statement

The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. Although Firstgold Corp. believes that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Firstgold Corp. cautions investors that any forward-looking statements made by Firstgold Corp. are not guarantees of future performance and those actual results may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those reflected in forward-looking statements include, but are not limited to, risks and uncertainties regarding the actual mineralization of Firstgold Corp.'s mining properties, the unproven nature of and potential changes to Firstgold Corp.'s business model, the risk that the capital and other resources that Firstgold Corp will need to exploit its business model will not be available, and the risks discussed in Firstgold Corp's Form 10-KSB and in Firstgold Corp.'s 10-QSBs and in Firstgold Corp.'s other filings with the Securities and Exchange Commission.

Contact Information:
Scott Dockter
President/CEO
(916) 449-3913
scott@firstgoldcorp.com

Jim Kluber
EVP/CFO
(916) 449-3913
jim@firstgoldcorp.com